EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) made and entered into effective as of August 5, 2005 (the “Effective Date”) by and between Cyberonics, Inc. (the “Company”), a Delaware corporation, and Robert P. Cummins (the “Executive”).

WHEREAS, the Company desires to secure the continued employment of the Executive in accordance herewith, and the Executive is willing to commit to be employed by the Company on the terms and conditions set forth herein and thus to forgo opportunities elsewhere;

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

1. Employment and Term.

(a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the Employment Period (as defined below).

(b) Term. Subject to earlier termination as provided in Section 5, the term of the Executive’s employment under this Agreement shall commence as of the Effective Date and shall continue until the fifth anniversary of the Effective Date (such term being referred to hereinafter as the “Employment Period”); provided, however, that commencing on the fifth anniversary of the Effective Date (and on each anniversary thereafter) the Employment Period automatically shall be extended for one additional year, unless six months prior to such anniversary date the Company or the Executive shall give written notice to the other party that it or the Executive, as the case may be, does not wish to so extend this Agreement. However, in the event of a Change in Control (as defined below) during the Employment Period, in no event shall the Employment Period end prior to the first anniversary of such Change in Control.

2. Duties and Powers of Executive.

(a) Duties. During the Employment Period the Executive shall serve as the Chairman of the Board of Directors and the Chief Executive Officer of the Company with such authority, duties, powers and responsibilities as are normally attributable to such positions and with such other duties and responsibilities as may be from time to time reasonably assigned to the Executive by the Board of Directors of the Company (the “Board”).

(b) Attention. Except as provided below, during the Employment Period the Executive shall devote the Executive’s full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive’s best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on industry, civic or charitable boards or committees, (ii) manage the Executive’s personal investments, or (iii) with the consent of the Board, serve on the boards of other businesses, so long as such activities do not interfere with the performance of the Executive’s duties in accordance with this Agreement. In no event shall such activities by the Executive be deemed to interfere with the Executive’s duties hereunder until the Executive has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference.

3. Place of Employment. The Executive’s place of employment hereunder shall be at the Company’s principal executive offices in the greater Houston, Texas area.

4. Compensation.

(a) Base Salary. As of July 18, 2005 and continuing through the Employment Period, the Executive’s annual base salary (“Annual Base Salary”) shall be $600,000 payable in accordance with the Company’s general payroll practices. The Executive shall be eligible for increases in the Annual Base Salary, as determined by the Compensation Committee of the Company’s Board of Directors on an annual basis.

(b) Annual Bonus. During the Employment Period, the Executive will annually be eligible to earn a bonus (the “Annual Bonus”) up to 80% to 110% of his Annual Base Salary based on the Company’s achievement of the annual Net Sales, Earnings per Share and Cash Flow objectives included in the annual budget approved by the Board and the achievement of one or more qualitative objectives as established at the beginning of each fiscal year by the Compensation Committee of the Board.

(c) Annual Overachievement Bonus. During the Employment Period, the Executive will annually be eligible to earn an overachievement bonus (the “Overachievement Bonus”) based upon the Company’s overachievement of the annual Net Sales, Earnings per Share and Cash Flow objectives included in the annual budget approved by the Board. Each objective will receive a maximum weighting of 40% and a minimum weighting of 25% as determined annually at the beginning of each year by the Compensation Committee of the Board.

(d) Equity Compensation. On the Effective Date, the Company shall use its best efforts to obtain a grant to the Executive of 75,000 shares of restricted stock under the Company’s 2005 Stock Plan, 15,000 shares of such grant to vest on each anniversary of the Effective Date for a period of five years. On the first anniversary of the Effective Date, the Company shall use its best efforts to obtain a grant to the Executive of 75,000 shares of restricted stock (the “Second Grant”) under the Company’s 2005 Stock Plan (or a successor plan, if applicable), 18,750 shares of such grant to vest on each anniversary of the grant date for a period of four years. On the second anniversary of the Effective Date, the Company shall use its best efforts to obtain a grant the Executive of 75,000 shares of restricted stock (the “Third Grant”) under the Company’s 2005 Stock Plan (or a successor plan, if applicable), 25,000 shares of such grant to vest on each anniversary of the grant date for a period of three years. In the event that the number of shares remaining in the 2005 Stock Plan or a successor plan is not sufficient to make one or both of the Second Grant and the Third Grant, in whole or in part, then as to any such shares not granted, the Company shall pay the Executive on the date such shares otherwise would have vested an amount equal to the number of shares that would have vested on that date multiplied by the closing price of the stock on the trading day immediately preceding such date.

(e) Retirement and Welfare Benefit Plans. During the Employment Period, the Executive shall be eligible to participate in all savings, retirement and welfare benefit plans, practices, policies and programs applicable generally to employees and/or senior executives of the Company, subject to meeting the general eligibility requirements of such plans or programs.

(f) Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses, including those for travel and entertainment, properly incurred by the Executive in the performance of his duties hereunder in accordance with policies in effect as of the Effective Date.

(g) Fringe Benefits and Perquisites. During the Employment Period, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect, and which are commensurate with the Executive’s positions.

(h) FDA Approval Bonus. In special recognition of his contributions to the Company in connection with the Company’s effort to obtain FDA approval of its PMA-Supplement for treatment-resistant depression, on the Effective Date the Company shall grant the Executive 25,000 shares of restricted stock under the Company’s 2005 Stock Plan, 5,000 shares of such grant to vest on each anniversary of the Effective Date for a period of five years.

5. Termination of Employment.

(a) Death or Disability. The Executive’s employment shall terminate upon the Executive’s death or, at the election of the Board or the Executive, by reason of his Disability (as defined below) during the Employment Period; provided, however, that the Board may not terminate the Executive’s employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to work on a substantially full-time basis within the next 180-day period. For purposes of this Agreement, “Disability” shall mean the Executive is receiving long-term disability benefits under the Company’s long-term disability plan.

(b) By the Company for Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause (as defined below). For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 5(d)), (ii) the Executive’s commission of one or more acts that constitute a felony or a misdemeanor involving moral turpitude, (iii) the Executive is publicly censured by the Securities Exchange Commission, or (iv) the Executive commits one or more acts of fraud as regards the Company. For purposes of clause (i) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company. The determination of whether Cause exists must be made by a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board that was called for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board and, if possible, to cure the breach that was the alleged basis for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct and specifying the particulars thereof in detail.

(c) By the Company without Cause or by the Executive without Good Reason. Notwithstanding any other provision of this Agreement, the Company, by action of the Board, may terminate the Executive’s employment other than for Cause during the Employment Period and the Executive may similarly terminate his employment for other than Good Reason during the Employment Period.

(d) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean the occurrence, without the written consent of the Executive, of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as defined below) specified in the Notice of Termination (as defined below) given in respect thereof:

(i) an adverse change in the Executive’s title, status, authority, duties, or responsibilities;

(ii) any failure by the Company to continue in effect any material incentive compensation or employee benefit plan or arrangement (unless replacement plans providing the Executive with substantially similar benefits are adopted) (herein referred to as “Benefit Plans”)) or the taking of any action by the Company that would adversely affect the Executive’s participation in any such Benefit Plan or materially reduce the Executive’s incentive compensation opportunities or employee benefits under such Benefit Plan, as the case may be;

(iii) any purported termination of the Executive’s employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(g); for purposes of this Agreement, no such purported termination shall be effective;

(iv) the failure by the Company to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company’s obligations under this Agreement, as contemplated in Section 14; or

(v) the failure by the Company to comply with any material provision of this Agreement.

The Executive’s continued employment following any act or omission to act constituting Good Reason hereunder shall not constitute the Executive’s consent to, or a waiver of the Executive’s rights with respect to, such act or failure to act. The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. Following a Change in Control (as defined below) the Executive’s determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed by an arbitrator pursuant to Section 9 be unreasonable and not to have been made in good faith by the Executive.

(e) Termination by Mutual Agreement. The parties may mutually agree that the Executive’s employment shall terminate during the Employment Period by evidencing their agreement in writing that expressly acknowledges it is mutual. Such a mutual termination shall not be treated hereunder as a unilateral termination of employment by either party.

(f) Change in Control. For purposes of this Agreement, a “Change of Control” of the Company shall mean:

(i) the acquisition by any “person” (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, a subsidiary of the Company or a Company employee benefit plan, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

(v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

In the event that any payment, grant, or award of compensation to be provided to the Executive pursuant to this Agreement is subject to the provisions of IRC § 409A, then the definition of “Change of Control” as set forth in IRS Notice 2005-1 (“Guidance Under § 409A of the Internal Revenue Code”), in lieu of the foregoing definition, shall control as to such payment, grant, or award.

(g) Notice of Termination. During the Employment Period, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto (or, if by mutual agreement by a joint written agreement) in accordance with Section 15(b). For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(h) Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company for reasons other than Cause or a termination by the Executive, shall not be less than 30 days from the date such Notice of Termination is given).

6. Obligations of the Company Upon Termination.

(a) Termination by the Company Other than for Cause, Death or Disability or Termination for Good Reason. During the Employment Period, if the Company shall terminate the Executive’s employment other than for Cause, death or Disability or the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive the amounts described in this Section 6 (hereinafter referred to as the “Severance Payments”) and the Executive shall become vested in all stock options, restricted stock or other equity-based instruments as provided below. The amounts specified in this Section 6(a) shall be paid within five business days after the Date of Termination.

(i) Lump Sum Payment. The Company shall pay to the Executive a lump sum amount in cash equal to two times the sum of (x) the Executive’s Annual Base Salary and (y) an Annual Bonus equal to 100% of such Annual Base Salary.

(ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (x) the Executive’s earned Annual Base Salary through the Date of Termination to the extent not theretofore paid, (y) an amount equal to any Annual Bonus and Overachievement Bonus earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid, and (z) an Annual Bonus for the fiscal year that includes the Date of Termination equal to 100% of his Annual Base Salary multiplied by a fraction, the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365. (The amounts specified in clauses (x), (y) and (z) shall be hereinafter referred to as the “Accrued Obligations”).

(iii) Accelerated Vesting and Payment of Stock Options and Other Equity Based Instruments. All stock options, restricted stock and other equity-based instruments granted to the Executive prior to the Date of Termination shall immediately vest and become fully exercisable or payable, as the case may be, as of the Date of Termination. In addition, all of the Executive’s stock options and equity-based instruments shall remain exercisable through the 180th day following the Date of Termination; provided, however, that in no event shall the options remain outstanding for longer than their original term. In the event that the Company did not make one or both of the Second Grant and the Third Grant, in whole or in part, then as to any such shares not granted and for which the Executive has not already received payment pursuant to Section 4(d), the Company shall pay the Executive an amount equal to the number of such shares multiplied by the closing price of the stock on the Date of Termination.

(b) Termination by the Company for Cause or by the Executive Other than for Good Reason. If the Executive’s employment shall be terminated for Cause during the Employment Period, or if the Executive terminates his employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

(c) Termination due to Death or Disability. If the Executive’s employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company benefit plans or programs. In addition, all stock options, restricted stock and equity-based instruments held by the Executive shall immediately vest and become fully exercisable or payable, as the case may be, as of the Date of Termination. In addition, all of the Executive’s stock options and equity-based instruments shall remain exercisable through the 180th day following the date of death or, in the case of Disability, the Date of Termination; provided, however, that in no event shall the options remain outstanding for longer than their original term. In the event that the Company did not make one or both of the Second Grant and the Third Grant, in whole or in part, then as to any such shares not granted and for which the Executive has not already received payment pursuant to Section 4(d), the Company shall pay the Executive or his estate an amount equal to the number of such shares multiplied by the closing price of the stock on the date of death or, in the case of Disability, the Date of Termination.

(d) Mutual Termination of Employment. If the Executive’s employment shall terminate due to the mutual written agreement of the parties, and if at the time of such mutual written agreement both the Executive and the Board have agreed upon the identity of the Executive’s successor, who shall have agreed to succeed the Executive, then on termination the Company shall pay the Executive an amount in cash equal to the Severance Payments.

(e) IRC § 409A Additional Tax. If the provision of any cash payment under this Agreement would cause the Executive to be subject to an additional tax of 20% of the amount of such payment under IRC § 409A, then the Company shall have the right to elect to defer such payment until the first day after which such compensation would not be subject to the additional tax; provided that, the period during which such payment is deferred shall not exceed one year, and the Company shall pay the Executive at the time it pays the deferred payment an additional amount equal to 10% of the deferred payment.

(f) Gross Up Payment. In the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 5(f)) whose actions result in a “change in control” (for purposes of Section 280G of the Internal Revenue Code (the “Code”)) or (C) any Person affiliated with the Company or such Person) (all such payments and benefits being hereinafter called “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or the additional tax imposed by Section 409A of the Code (or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”)), then, the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess if finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. It is understood that the application of this Section 6 and Sections 280G and 409A may have differing interpretations; however, the parties intend that the Gross-Up Payment be determined in a manner that is most favorable to the Executive.

(g) Any delay by the Company in paying any amount due the Executive under this Agreement, excluding deferred payments as permitted under Section 6(e) above, shall bear interest at the maximum nonusurious rate from the date such payment was due until paid.

7. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise adversely affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8. Full Settlement; No Mitigation. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

9. Arbitration. Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an “arbitrable dispute”) must be submitted to confidential arbitration in Houston, Texas. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the rules of the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys’ fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Houston, Texas, for the purposes of any proceeding arising out of this Agreement.

10. Confidentiality. The Company agrees to provide the Executive, in the course of his employment with the Company, with non-public privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business of the Company, its subsidiaries and affiliates (“Proprietary Information”); and the Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. In consideration for the Company providing such Proprietary Information to the Executive, the Executive agrees that all Proprietary Information divulged to the Executive is in confidence and further agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive’s employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this Section and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Board, provided that the Company shall not unreasonably classify information as Proprietary Information.

11. Non-Solicitation of Employees. The Executive recognizes that he will be provided confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates and recognizes that such information is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. Accordingly, in consideration of the Proprietary Information and other benefits provided to the Executive under this Agreement, the Executive agrees that, during the Employment Period and for the Restricted Period (as defined in Section 12), he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this Section to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Lead Director of the Board prior to making such solicitation or recruitment In view of the nature of the Executive’s employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this Section and to any other relief available to them.

12. Noncompetition.

(a) In consideration for the Company’s providing the Executive with Confidential Information during the Employment Period and the other benefits provided by this Agreement, the Executive agrees that while employed by the Company and for the Restricted Period (as defined below), the Executive shall not, unless the Executive receives the prior written consent of the Board, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that competes with the Company in the field of neurostimulation in a matter covered by a Company patent; provided, however, that following the Executive’s termination of employment with the Company the foregoing restriction shall apply only to those areas where the Company is actually doing business on the date of such termination of employment. The Restricted Period shall be (i) the one-year period following the mutual termination of the Executive’s employment and (ii) in all other cases, the two-year period beginning on the Date of Termination.

(b) The Executive has carefully read and considered the provisions of this Section 12 and, having done so, agrees that the restrictions set forth in this Section 12 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. The Executive understands that the restrictions contained in this Section 12 may limit his ability to engage in a business similar to the Company’s business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

(c) It is specifically agreed that the Restricted Period following termination of employment, during which the agreements and covenants of the Executive made in Sections 11 and 12 shall be effective, shall be computed by excluding from such computation any time which the Executive is in violation of the provisions of such Sections.

(d) In the event that any provision of this Section 12 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

13. Legal Fees. The Company shall promptly pay all legal fees and expenses (including, without limitation, fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive’s employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement.

14. Successors.

(a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

(c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing prior to such succession to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. A copy of such agreement shall be furnished to the Executive. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise. Any failure of the Company to timely obtain such agreement shall be a material breach of this Agreement.

15. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its principles of conflict of laws. This Agreement is intended to comply in all respects with IRC § 409A and shall be interpreted in such a manner as to comply therewith in all events. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged, except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or the Compensation Committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the Company’s headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) Taxes. The Company may withhold from any amounts payable or benefits provided under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right that the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5 of this Agreement.

(f) Entire Agreement; Effect on Stock Awards. This instrument contains the entire agreement of the Executive and the Company with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements between the parties with respect to the subject matter hereof, including without limitation that certain Employment Agreement between the parties dated June 1, 2003, are terminated hereby. The provisions of this Agreement concerning the accelerated vesting and extended period for exercise of Company stock options and other stock incentive awards shall be deemed to modify any such options and awards outstanding as of the Effective Date and shall be incorporated by reference into any such grants made after the Effective Date; the intent of the parties being that, in the event of any language in any plan or award agreement in conflict herewith or to the contrary, the terms of this Agreement shall control as to the vesting and exercisability of all outstanding and future stock options and stock incentive awards granted to the Executive.

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IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed effective for all purposes as of the Effective Date.

CYBERONICS, INC.

By:
Reese S. Terry, Jr.
Chairman of the Compensation Committee
Member of the Board of Directors

EXECUTIVE

Robert P. Cummins